Master General Agent Agreement
                             for American Enterprise Life Insurance Company
                                          Variable Annuities


         This MASTER GENERAL AGENT AGREEMENT ("Agreement") is entered into by and between American Enterprise Life Insurance Company ("Company"), American Express Financial Advisors Inc. ("Distributor"), Securities America, Inc. ("Master General Agent" or "MGA"), and Securities America, Inc., (the broker-dealer for MGA, for purposes of this Agreement, "Master General Agent's Broker" or "MGA's Broker"), effective as of June 1, 1998 (the "Effective Date"). MGA's affiliates which have executed an Affiliate Participation Agreement set forth in Exhibit B of this Agreement or a substantially similar agreement acceptable to Company and Distributor ("Participation Agreement") will also be parties to this Agreement, as of the effective date of the Participation Agreement.

                                          Recitals

         The purpose of this Agreement is to establish the terms and conditions under which MGA and MGA's Broker will arrange for banks and insurance agencies affiliated and/or under contract with banks to market and sell Company's variable annuities. Company, Distributor, MGA and MGA's Broker intend that MGA and MGA's Broker will be responsible for managing and supervising the marketing and sales of Company's variable annuities pursuant to this Agreement, unless Company, Distributor, MGA and MGA's Broker agree that some or all of MGA's and/or MGA's Broker's duties may be delegated to a particular bank or insurance agency affiliated or under contract with a bank and its broker-dealer ("General Agent") and/or to General Agent's introducing broker-dealer ("General Agent's Broker").

In consideration of the mutual covenants contained herein, the parties agree as follow:

1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

         1.1 "Affiliate" is an entity which is affiliated with MGA, which performs all or a portion of MGA's duties, and which is duly licensed or otherwise qualified as an insurance agency in one or more of the states in the Territory.

         1.2 "Distributor" is an affiliate of Company which Company has engaged to serve as principal underwriter and distributor for Company's variable annuities.

         1.3 "General Agent" is a financial institution or an insurance agency affiliated and/or under contract with a financial institution, duly licensed or otherwise qualified as an insurance agency, which itself or through Producers who are its employees or independent contractors, solicits and sells Products to the general public.

         1.4 "General Agent's Broker" is a broker-dealer affiliated or under contract with a General Agent to act as broker-dealer with respect to the sale of variable annuities by General Agent and Producers of General Agent, and which is duly registered as a broker-dealer with the Securities and Exchange Commission ("SEC"), the National Association of Securities Dealers ("NASD"), and states where required. General Agent may also be GA's Broker if properly registered as a broker-dealer.

         1.5 "Master General Agent" or "MGA" is the party to this Agreement which Company desires to have recruit Affiliates, General Agents and Producers, as defined herein.

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         1.6      "Master General Agent's Broker" or "MGA's Broker" is an entity affiliated and/or under contract with MGA and any Affiliates to act as broker-dealer with respect to the sale of variable annuities by Producers of MGA and General Agents and which is duly registered as a broker-dealer with the SEC, the NASD, and any states where required. MGA may also be MGA's Broker for purposes of this Agreement, if properly registered as a broker-dealer as required hereunder.

         1.7 "Producer" is a duly licensed individual who sells Products as an employee or independent contractor of the MGA, an Affiliate or a General Agent, and who is appropriately registered with the NASD as a representative of MGA's Broker, except that a Producer may be registered with the NASD as a representative of General Agent's Broker, but only if Company, Distributor, MGA and MGA's Broker agree that some or all of MGA's Broker's duties may be modified and delegated to General Agent and General Agent's Broker in accordance with Section 4, "Duties, Obligations and Limitations of MGA and MGA's Broker".

         1.8 "Products" are those variable annuity products issued by Company which will be marketed or sold by MGA, MGA's Broker, General Agents, General Agents' Brokers, and their Producers under this Agreement, and which are set forth in Exhibit A and its Addenda attached hereto.

         1.9 "Replacement" is the sale of a Product which is funded by the annuity purchaser with money obtained from the liquidation of another life insurance policy or annuity contract issued either by Company or by any other life insurance company.

         1.10 "Territory" is those states and jurisdictions in which MGA and MGA's Broker are permitted to market and sell the Products, either directly through MGA and MGA's Broker or through General Agents and Producers, and which states are listed on Exhibit A.

2. TERM OF AGREEMENT. Unless otherwise terminated pursuant to Section 8, "Termination" hereof, the term of this Agreement shall be for a period of one-year commencing immediately upon the Effective Date (the "Term"). This Agreement shall automatically renew thereafter for successive one-year periods (each, a "Renewal Period"), unless any party (1) notifies all other parties within 30 days of the expiration of the Term or of any Renewal Period of the intention not to renew, or
         (2) otherwise terminates this Agreement pursuant to the terms hereof.

3. APPOINTMENT OF MGA AND MGA'S BROKER.

         3.1 Appointment of MGA and MGA's Broker. Company and Distributor hereby appoint and authorize MGA and MGA's Broker to perform the services and responsibilities as set forth in this Agreement on behalf of Company in accordance with the terms and conditions of this Agreement, and MGA and MGA's Broker hereby accept the appointment. MGA's and MGA's Broker's authority will be nonexclusive, and will be limited to the performance of the services and responsibilities set forth in this Agreement.

         3.2 Territory. Such appointment shall only extend to those states and jurisdictions within the Territory in which, and only for so long as MGA and MGA's Broker are licensed or otherwise duly qualified to sell the Products, and which are shown on Exhibit A.

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         3.3      Selection  and  Appointment  of  Affiliates.  In those  states within the Territory in which MGA is not licensed or otherwise qualified to act as an insurance agency, or for General Agents for which MGA desires to have a particular affiliate perform some of the duties of MGA, MGA shall be permitted to designate a duly licensed insurance agency affiliate of MGA as an Affiliate to perform MGA's duties under this Agreement. No Affiliate shall be authorized to act as such until Affiliate
                  has   executed  a   Participation   Agreement   and   Company,
                  Distributor, MGA and MGA's Broker have authorized Affiliate to act as such. MGA and Affiliate shall be jointly and severally responsible and liable to Company for the faithful performance of all the obligations and duties of MGA and Affiliate as set forth in this Agreement. References in this Agreement to MGA
                  will  include   Affiliate  with  respect  to  the  states  and
                  Producers as to which Affiliate has been authorized to act and has agreed to act as MGA.

4. DUTIES, OBLIGATIONS AND LIMITATIONS OF MGA AND MGA'S BROKER. Commencing on the Effective Date, MGA and MGA's Broker will faithfully perform all of MGA's and MGA's Broker's duties within the scope of the agency relationship created under this Agreement, to the best of MGA's and MGA's Broker's knowledge, skill and judgment. MGA and MGA's Broker shall be jointly and severally responsible and liable to Company and Distributor for the faithful performance of all obligations or duties except those which this Agreement specifically identifies as duties of MGA's Broker. Company, Distributor, MGA and MGA's Broker may agree that some or all of MGA's or an Affiliate's or MGA's Broker's duties and responsibilities may be modified with respect to one or more General Agents and such General Agent's Producers, by delegating such duties and responsibilities to such General Agent and such General Agent's Broker, when the Company, Distributor, General Agent and General Agent's Broker have executed an agreement between themselves, in a form acceptable to Company and Distributor, and Company, Distributor, MGA and MGA's Broker have amended this Agreement to provide for such modification and delegation. The duties of MGA and MGA's Broker, respectively, shall include but not be limited to the following:

         4.1 Recruitment of Producers. MGA, itself or through an Affiliate, and MGA's Broker may recruit Producers to sell under the supervision of MGA and MGA's Broker. Alternatively, MGA may allow a General Agent or General Agent's Broker to recruit Producers who are employees or independent contractors of General Agent and MGA's Broker. A Producer so recruited may not solicit or sell Products prior to that Producer's obtaining the required state insurance license(s) in the states in the Territory where such Producer will solicit and sell Products; being registered with the NASD as representatives of either MGA's Broker or General Agent's Broker; being appointed as an agent by Company; and completing training conducted by MGA and MGA's Broker on the Products, Product marketing methods, and on regulatory and Company policy and compliance requirements.

         4.2 Recruitment of General Agents. MGA and MGA's Broker shall use their best efforts to recruit General Agents. General Agents so recruited may not solicit the sale or allow their Producers to solicit the sale of Products, or receive commission for sales of Products by Producers, until Company, Distributor, General Agent and General Agent's Broker have executed an agreement between themselves, in a form acceptable to Company and Distributor, and Company and Distributor have appointed General Agent as an agent of Company.

4.3 Licensing and Appointment of General Agents and Producers. MGA shall be responsible for the preparation and submission of proper appointment and licensing forms, and the assurance that all Producers recruited by MGA, MGA's Broker and General Agents are appropriately licensed as insurance agents in the states where such Producers will solicit and sell Products. MGA's Broker shall be responsible for the preparation and submission to the NASD of proper representative registration forms, and the assurance that all Producers are properly registered as representatives of MGA's Broker with the NASD. MGA and MGA's Broker shall recommend Producers for appointment with Company, but Company shall retain sole authority to make appointments and may, by written notice to MGA and MGA's Broker, refuse to permit any Producer to solicit contracts for the sale of the Products.

4.4 Compliance with Company Policies and Applicable Laws. MGA and MGA's Broker will use reasonable efforts to comply with all instructions, rules bulletins, manuals and underwriting guides issued in writing by Company to MGA and MGA's Broker ("Company Rules"), and with all applicable federal and state laws and regulations.

4.5  Supervision and Administration.

4.5.1MGA  and  MGA's   Broker  shall  be   responsible   for   supervision   and
     administration of the marketing, sales and customer service activities of MGA, MGA's Broker, General Agents, General Agent's Broker and Producers. MGA and MGA's Broker shall be responsible for all acts or omissions of each General Agent, General Agent's Broker and Producer. MGA and MGA's Broker's supervisory and administrative responsibilities include, but are not limited to:

(a) ensuring that General Agents and Producers comply with Company Rules and all federal and state laws and regulations applicable to the Products;

(b) training General Agents and Producers on Product features, Product marketing methods, requirements for compliance with applicable laws and regulations and Company Rules prior to allowing a General Agent or Producer to sell a Product;

(c) providing General Agents and Producers advice and assistance with regard to marketing and advertising of Products, and ensuring that no advertising is used unless approved by Company in accordance with Section 4.11, "Approved Advertising";

(d) supplying sales literature and application forms approved by Company to General Agents and Producers;

(e)  assisting General Agents and Producers in responding to customer inquiries;

(f) promptly delivering to General Agents and Producers relevant Company communications and Company Rules concerning Products, such as changes in rates, regulatory notices or new Product announcements;

(g)  ensuring that Producers:

(i) submit premium payments directly and immediately to Company in accordance with Section 4.6, "Collection and Submission of Premiums";

(ii) deliver Products to purchasers on a timely basis;

(iii)document transactions, including the fact of delivery, and maintain any other documentation reasonably requested by Company;

(iv) have obtained and continuously will maintain the required state insurance licenses in the state where such Producers will solicit and sell Products; and

(vii)have been appointed by Company in accordance with the laws of the state(s) in which the sale(s) occur and the customer resides;

(h) on all Replacement sales, ensuring that Producers provide sufficient information to prospective annuity contract-holders as to the suitability of the Replacement sale. Such information includes but may not be limited to:

(i) the amount of the surrender charge to be incurred on the investment to be liquidated;

(ii) all fees and possible charges, such as surrender charges, on the new investment;

(iii)any   change   in  the   investment   risk  to  the   prospective   annuity
     contract-holder;

(iv) any change in the nature or the provider of any guarantees associated with the Product and/or the surrendered product;

(v) any changes in the expenses associated with the Product and/or the surrendered product; and

(vi) for life insurance-to-annuity Replacements, the difference in amount and tax status of the death benefit, and the implications of surrendering this insurance.

All such information will be retained by MGA for seven years counting from the date of the initial solicitation, whether or not the Product was ever sold, and will be made available to Company as is shown in Section 4.10, "Accurate Record; Audit," herein.


(i) timely obtaining and maintaining all required state insurance licenses, and notifying Company if MGA, any General Agent or Producer fails to maintain the required state insurance license or becomes inactive;

(j) promptly informing Company of any violation of law or Company Rules by a MGA, MGA's Broker, General Agent, General Agent's Broker or Producer; or of any allegation by an annuity contract-holder or regulatory agency of wrongdoing as regards the activities of MGA, MGA's Broker, General Agent, General Agent's Broker or a Producer with respect to the Products; and

(k) any other duties necessary or appropriate to perform MGA's and MGA's Broker's obligations under this Agreement.

4.5.2MGA's  Broker  will fully  comply  with,  and will  ensure  MGA's,  General
     Agents' and Producers' compliance with the requirements of the NASD, the SEC and all other applicable federal and state laws, and, with MGA, will establish and maintain such rules and procedures as may be necessary to cause diligent supervision of the securities activities of MGA's General Agents and Producers. MGA's Broker's duties with respect to MGA's, General Agents' and Producers' securities activities include but are not limited to:

(a) in accordance with the requirements of the laws of the several states, and rules of the NASD and SEC: (i) delivering a prospectus to each person submitting an application; (ii) maintaining complete records indicating the manner and extent of distribution of prospectuses, sales literature and advertising; and; (iii) maintain and preserve books as required. MGA's Broker agrees to make the aforementioned records and files available to staff of Company and Distributor and personnel of state insurance departments, the NASD, the SEC, or other regulatory agencies which have regulatory authority over Company or Distributor;

     (b) timely obtaining registrations as representatives of MGA's Broker with the NASD;

     (c) ensuring that all sales literature or advertising relating to Products or the Company or Distributor, used by MGA, MGA's Broker, General Agents or Producers hereunder has been approved in writing by Company and/or Distributor;

     (d) reviewing all Product applications for accuracy and completeness, and to determine the suitability of the sale;

     (e)  delivering  all  contracts  for  Products  transmitted  to MGA,  MGA's
          Broker, General Agent or Producers by Company within ten days of MGA's, MGA's Broker, General Agent or Producers' receipt of such contracts; and

     (f) any commissions and fees relating to the Products will be reflected in the quarterly FOCUS reports and the fee assessment reports filed by MGA's Broker with the NASD in accordance with the NASD Rules of Fair Practice.

     4.6 Collection and Submission of Premiums. Company and MGA will agree which of the following provisions will govern MGA's duties related to collection and submission of premiums with respect to each General Agent, by specifying on Exhibit A the applicable provision for each General Agent.

     4.6.1Net  Wire.  MGA  will  assure  General   Agent's  and  its  Producers'
          collection of the premiums due on all Products --------------- and the timely accounting for and submission of the premiums directly and immediately to Company. A General Agent and its Producers may remit premium payments to Company net of General Agent's share of commissions payable pursuant to Exhibit A only if Company and MGA agree on the specific procedures used by General Agent, and the arrangement is reflected in Exhibit A. Premium payments shall be wired from a settlement account or other account established by General Agent for the benefit of Company, at a bank approved by Company, into Company's account no later than the second business day after the application has been signed by the customer.

     4.6.2Check with Application. MGA will assure General Agent's and its Producers' collection and timely remittance of the premiums due on all Products to Company as specified herein. Company will receive premium payments no later than the second business day after the application has been signed by the customer.

     4.6.3Gross  Sweep.  MGA will  assure  General  Agent's  and its  Producers'
          collection of the premium due on all Products and will timely account for such premiums, directly depositing them into an account established by General Agent for the benefit of Company, at a bank approved by Company, and notifying Company immediately of the gross receipts. Upon receipt of notification from General Agent or MGA, Company will sweep the settlement account.

     4.7 MGA and MGA's Broker Expenses. Except as otherwise provided in this Agreement, or subsequently agreed to in writing by the Company, MGA and MGA's Broker will be responsible for all costs and expenses of any kind and nature incurred by MGA and MGA's Broker in the performance of their duties under this Agreement.

     4.8 Solicitation. MGA and MGA's Broker, through Producers, will solicit applicants who appear to meet Company's and Distributor's underwriting and suitability standards, provided that nothing in this Agreement shall be deemed to require MGA or MGA's Broker to solicit any particular customer's or customers' applications for an annuity.

     4.9 Company Property. MGA and MGA's Broker will safeguard, maintain and account for all policies, forms, manuals, equipment, supplies, advertising and sales literature furnished to MGA, MGA's Broker and Producers by Company and Distributor, and will destroy or return the same to Company and Distributor promptly upon request.

     4.10 Accurate Record; Audit. As required by applicable laws and Company's policies and procedures, MGA and MGA's Broker will keep identifiable and accurate records and accounts of all business and transactions effected pursuant to this Agreement. Upon reasonable notice and at reasonable times, continuing during a period of one year following the termination or expiration of this Agreement, MGA and MGA's Broker will permit Company or Distributor to visit, inspect, examine, audit, and verify, at MGA's or MGA's Broker's offices or elsewhere, any of the properties, accounts, files, documents, books, reports, work papers and other records belonging to or in the possession or control of MGA or MGA's Broker relating to the business covered by this Agreement, and to make copies thereof and extracts therefrom, provided that such audit shall not unreasonably interfere with MGA's or MGA's Broker's normal course of business.

     4.11 Approved Advertising. No sales promotions, promotional materials, nor any advertising relating to the Products or the Company or Distributor, shall be used by MGA, MGA's Broker or any General Agent, General Agent's Broker or Producer unless the specific item has been approved in writing by Company and/or Distributor.

     4.12 Payment of Commission. MGA and MGA's Broker shall be responsible for assuring that commission is paid or properly netted from an account of Company.

     4.13 Chargeback of Commissions. MGA will be charged back for MGA's portion of commissions relating to certain surrenders of annuity products as specified in Exhibit A and its addenda, as amended from time to time. . 4.14 Fidelity Bond. MGA and MGA's Broker represent and warrant that all directors, officers, employees and representatives of MGA, and General Agents who are appointed pursuant to this Agreement as Producers for Company or who have access to funds of Company, including but not limited to funds submitted with applications for Products or funds being returned to owners, are and shall be covered by a blanket fidelity bond, including coverage for larceny and embezzlement, issued by a reputable bonding company acceptable to Company. The bond shall be maintained by MGA's Broker at MGA's
          Broker's and/or MGA's expense, provided that, subject to Company's agreement, the bond covering a General Agent and the Producers may be maintained by General Agent at General Agent's expense. Company may require evidence, satisfactory to it, that such coverage is in force. MGA shall give prompt written notice to Company of cancellation or change of coverage.

     4.15 Limitations. MGA and MGA's Broker shall have no authority with respect to Company, nor shall either represent itself as having such authority, other than that specifically set forth in this Agreement. Without limiting the foregoing, neither MGA nor MGA's Broker shall, without the express written consent of Company and/or Distributor, as applicable:

     4.15.1 make, waive, alter or change any term, rate or condition stated in any Company contract or Company- or Distributor-approved form, or discharge any contract in the name of Company;

     4.15.2 waive a forfeiture;

     4.15.3 extend the time for the payment of premiums or other monies due to Company;

     4.15.4 institute, prosecute or maintain any legal proceedings on behalf of Company or Distributor in connection with any matter pertaining to Company's business, or accept service of process on behalf of Company or Distributor;

     4.15.5 transact business in contravention of the rules and regulations of any insurance department and/or other governmental authorities having jurisdiction over any subject matter embraced by this Agreement;

     4.15.6 make, accept or endorse notes, or endorse checks payable to Company or Distributor, or otherwise incur any expense or liability on behalf of Company or Distributor;

     4.15.7 offer to pay or pay, directly or indirectly, any rebate of premium or any other inducement not specified in the Products to any owner or annuitant;

     4.15.8 misrepresent the Products for the purpose of inducing an annuity contract-holder in any other company to lapse, forfeit or surrender his/her insurance therewith;

     4.15.9 give or offer to give any advice or opinion regarding the taxation of any customer's income or estate in connection with the purchase of any Product;

     4.15.10 enter into an agreement with any person or entity to market or sell the Products without the written consent of Company and Distributor; or

     4.15.11 use Company's or Distributor's names, logos, trademarks, service marks or any other proprietary designation without the prior written permission of Company.

5.  COMPANY AND DISTRIBUTOR REPRESENTATIONS AND RESPONSIBILITIES.

         5.1  Representations.

     5.1.1Company represents and warrants that it is duly incorporated in the state of Indiana and licensed in all states in the Territory, that all Products have been filed with and approved by appropriate state insurance departments, and that all sales literature has been filed and approved with the insurance departments where required.

     5.1.2Distributor represents and warrants that it is duly registered as a broker-dealer with the SEC, the NASD, all fifty states and the District of Columbia, and is qualified to do business in all states in which Company is licensed and qualified to do business.

     5.1.3Distributor and Company represent and warrant that Company, as issuer and on behalf of the underlying investment account(s), has registered the underlying investment account(s) of the variable contracts with the SEC as a security under the Securities Act of 1933 ("1933 Act"), and as a unit investment trust under the Investment Company Act of 1940.

     5.1.4Company   represents   and  warrants  that  the   prospectus(es)   and
          registration statement(s) relating to the Products contain no untrue statements of material fact or omission to state a material fact, the omission of which makes any statement contained in the prospectus(es) and registration statement(s) misleading.

     5.1.5Company   represents   and   warrants   that  Company  will  meet  any
          requirements of the state departments of insurance in the jurisdictions in which the Products are available for sale regarding both the filing and approval of advertising and sales literature and the filing and approval for review with the NASD to ensure consistency with the applicable rules of the 1933 Act and the Conduct Rules of the NASD.

     5.2 Prospectuses, Sales Literature and Advertising. Company and Distributor will provide to MGA, MGA's Broker, General Agents and General Agents' Broker, without any expense to MGA, MGA's Broker, General Agents or General Agents' Brokers, prospectuses relating to the Products, and such other sales literature and advertising as Company determines is necessary or desirable for use in connection with sales of the Products.

     5.3 Transmission of Contracts for Delivery to Contract Owners. Company will transmit contracts for Products for delivery to annuity contract owners in accordance with administrative procedures acceptable to MGA, MGA's Broker and Company.

     5.4 Confirmations. Upon Company's acceptance of any payment for a Product, Distributor will deliver to each contract owner a statement confirming the transaction in accordance with Rule 10b-10 under the 1934 Act.

     5.5 Annuity Contract-holder Services. Company shall provide administrative, accounting and other services to annuity contract-holders as necessary and appropriate in the same manner as such services are provided to Company's other annuity contract-holders.

     5.6 Reservation of Rights. Notwithstanding any other provision of this Agreement or any other agreement between Company and/or Distributor and MGA and/or MGA's Broker, Company reserves the unconditional right to modify any of the Products in any respect whatsoever or to suspend the sale of any Products in whole or in part at any time and without prior notice. Company reserves the unconditional rights to refuse to accept applications procured by MGA and MGA's Broker which fail to meet underwriting or other standards of Company.

     5.7 Company Rules. Company shall provide MGA and MGA's Broker with Company Rules as soon as is practicable. All revisions, modifications and replacements of such Company Rules shall be provided by Company and Distributor to MGA and MGA's Broker promptly after issuance by Company and/or Distributor.

     5.8 Compensation. Company shall pay a total commission on premiums collected pursuant to this Agreement based on the rates of commission set forth on the attached Exhibit A and its Addenda, as such may be amended from time to time by Company in accordance with Section 12, "Amendment of Agreement". Company shall divide commissions among MGA and General Agents in accordance with Exhibit A. Company has the right to charge back MGA for MGA's portion of commissions paid in the event of certain surrenders of annuity contracts as specified in Exhibit A and its addenda, as amended from time to time. No commissions shall be paid unless all of the following conditions precedent have been met to Company's satisfaction:

     5.8.1Licensing  of  Producer.  Prior to the time of any  solicitation  of a sale or a sale to a policy owner, any Producer making such solicitation and sale shall be licensed and appointed with Company in accordance with the laws of the state(s) where the sale was made and the customer resides.

     5.8.2Licenses  and  Contracts.   No  person  or  entity,  except  Producers
          satisfying the provisions of Section 5.8.1, "Licensing of Producer," shall in any way share in any commissions payable hereunder unless such person or entity is licensed in accordance with the laws of the state(s) in which the sale was made and the customer resides; and unless such person or entity shall have entered into an agreement with Company or with MGA which specifies such person's or entity's rights and obligations and which makes provision for payment, including splitting, of commissions. Notwithstanding the preceding sentence, in those states which permit payment of a commission to an entity which is not licensed as an insurance agency, Company will pay commissions to such an entity which is a party to this Agreement, but only after such entity has provided evidence satisfactory to Company as to how Company may make such payments in accordance with applicable state insurance laws.

     5.8.3Termination of General Agent. In the event a particular General Agent informs Company, MGA or MGA's Broker that it will cease to be a General Agent under this Agreement, Company and MGA agree that Company will cease paying MGA's portion of commissions to MGA on Products sold by General Agent's Producers hereunder as of the effective date of General Agent's termination as such. Company will continue to pay commissions on add-on investments and to charge back MGA's portion of commissions to MGA for surrenders of Products sold by General Agent's Producers hereunder prior to the effective date of such termination in accordance with Exhibit A and its Addenda, unless MGA, General Agent and Company agree on another method of payment of such amounts.

6.  INDEMNIFICATION.

     6.1 Indemnification of Company. MGA and MGA's Broker shall indemnify, defend and hold harmless Company and Distributor from and against any and all losses, claims, damages, liabilities, actions, costs or expenses to which Company or Distributor may become subject (including any legal or other expenses incurred by either of them in connection with investigating any claim against them and defending any action and, provided MGA and MGA's Broker will have given prior written approval of such settlement or compromise, which consent will not be unreasonably withheld or delayed, any amounts paid in settlement or compromise) insofar as such losses, claims, damages, liabilities, actions, costs or expenses arise out of or are based upon:

     6.1.1The acts or omissions of MGA, an Affiliate, MGA's Broker or any employee, agent or Producer of any of these entities while acting (whether under actual or apparent authority, or otherwise) on behalf of MGA, MGA's Broker, Company or Distributor in connection with this Agreement;

     6.1.2Any breach of any covenant or agreement made by MGA or MGA's Broker under this Agreement; or

     6.1.3The inaccuracy or breach of any representation or warranty made by MGA or MGA's Broker under this Agreement.

     This indemnification obligation shall not apply to the extent that such alleged act or omission is attributable to Company and/or Distributor either because (1) Company and/or Distributor directed the act or omission, or (2) MGA's, an Affiliate's, MGA Broker's, General Agent's, General Agent's Broker or a Producer's act or omission was the result of its compliance with Company Rules.

     6.2 Indemnification of MGA and MGA's Broker. Company and Distributor shall indemnify, defend and hold harmless MGA and MGA's Broker from and against any and all losses, claims, damages, liabilities, actions, costs or expenses to which MGA and MGA's Broker may become subject (including any legal or other expenses incurred by it in connection with investigating any claim against it and defending any action and, provided Company and Distributor will have given prior written approval of such settlement or compromise, which consent will not be unreasonably withheld or delayed, any amounts paid in settlement or compromise) insofar as such losses, claims, damages, liabilities, actions, costs or expenses arise out of or are based upon:

     6.2.1The acts or omissions of Company and/or Distributor, or any employee or agent of Company and/or Distributor (excluding MGA, MGA's Broker, General Agents or Producers) while acting (whether under actual or apparent authority, or otherwise) on behalf of Company or Distributor in connection with this Agreement;

     6.2.2Any  breach  of  any  covenant  or   agreement   made  by  Company  or
          Distributor under this Agreement; or

     6.2.3The inaccuracy or breach of any representation or warranty made by Company or Distributor under this Agreement.

     7. ARBITRATION. The parties agree to attempt to settle any misunderstandings or disputes arising out of this Agreement through consultation and negotiation in good faith and a spirit of mutual cooperation. However, if those attempts fail, the parties agree that any misunderstandings or disputes arising from this Agreement will be decided by arbitration which will be conducted, upon request of either party, before three arbitrators (unless both parties agree on one arbitrator) designated by the American Arbitration Association located in the city of Company's principal place of business. The parties further agree that the arbitrator(s) will decide which party must bear the expenses of the arbitration. This agreement to arbitrate shall not preclude either party from obtaining provisional remedies such as injunctive relief or the appointment of a receiver from a court having jurisdiction, either before, during or after the pendency of the arbitration. The institution and maintenance of such provisional remedies shall not constitute a waiver of the right of a party to submit a dispute to arbitration.

8.  TERMINATION.

         8.1 Termination for Cause. At any time during the Term of this Agreement and any Renewal Period, Company and Distributor or MGA and MGA's Broker may terminate this Agreement immediately for cause upon written notice of such termination to the other party. Such written notice shall state the cause with specificity. As used in this Section, the term "cause" shall include any one or more of the following:

                  8.1.1    the   conviction  of  any  party,   its  officers  or
                           supervisory personnel of any felony, of fraud, or of any crime involving dishonesty;

                  8.1.2 the intentional misappropriation by a party of funds or property of any other party, or of funds received for it or for annuity contract-holders by such other party;

                  8.1.3 the cancellation, or the refusal to renew by the issuing insurance regulatory authority, of any license, certificate or other regulatory approval required in order for any party to perform its duties under this Agreement;

                  8.1.4    any   action   by   a   regulatory   authority   with
                           jurisdiction over the activities of a party that would place the party in receivership or conservatorship or otherwise substantially interfere or prevent such party from continuing to engage in the lines of business relevant to the subject matter hereof; or

                  8.1.5 a party becoming a debtor in bankruptcy (whether voluntary or involuntary) or the subject of an insolvency proceeding.

         8.2 Termination without Cause. Company or Distributor or MGA or MGA's Broker may terminate this Agreement without cause upon 30 days prior written notice to the other parties.

         8.3      Post  Termination   Limitations.   Upon  termination  of  this
                  Agreement, Company's obligation to pay commissions to MGA, MGA's Broker, or Producers shall immediately cease; provided:

                  8.3.1 Company will pay commissions, as the same become due and payable, upon Products for which the application has been taken and the required premium has been collected (or collectable from a third party) as of the date of termination, and for which the Company subsequently issues a policy.

                  8.3.2 Company will charge back against those commissions identified in Exhibit A and Section 8.3.1 for surrender of Products sold by MGA's and MGA's Broker's or General Agent's or General Agent's Broker's Producers prior to the termination of this Agreement. Company will invoice MGA and MGA's Broker for chargebacks unless Company and MGA agree upon another method of payment of such amounts.

                  8.3.3 For a period of one year after termination, MGA, MGA's Broker, Affiliates, General Agents and Producers shall not in any way promote, recommend or encourage the termination, surrender, or cancellation of any Product sold pursuant to this Agreement.

9. INDEPENDENT CONTRACTOR. This Agreement is not a contract of employment. Nothing contained in this Agreement shall be construed or deemed to create the relationship of joint venture, partnership, or employer and employee between Company and Distributor and MGA and MGA's Broker. Each party is an independent contractor and shall be free, subject to the terms and conditions of this Agreement, to exercise judgment and discretion with regard to the conduct of business.

10. CONFIDENTIALITY. Each party agrees that, during the term of this Agreement and at all times thereafter, it will not disclose to any unaffiliated person, firm, corporation or other entity, nor use for its own account, any of the other parties' trade secrets or confidential information, including, without limitation, the terms of this Agreement; non-public program materials; member or customer lists; proprietary information; information as to the other party's business methods, operations or affairs, or the processes and systems used in its operations and affairs, or the processes and systems used in any aspect of the operation of its business; all whether now known or subsequently learned by it. Nothing in this Agreement shall require a party to keep confidential any information that:

     10.1 the party can prove was known to it prior to any disclosure by any other party;

     10.2 is or becomes publicly available through no fault of the party;

                  10.3 the party can prove was independently developed by it outside the scope of this Agreement and with no access to any confidential or proprietary information of any other party;

                  10.4     is  required   to  be   disclosed   to   governmental
                           regulators or pursuant to judicial or administrative process or subpoena;

                  10.5 is required in order to perform that  party's  obligation under this Agreement;

                  10.6  is required to be disclosed by any applicable law; or

                  10.7 is mutually agreed upon by all parties to this Agreement.

         If this Agreement is terminated, each party, within 60 days after such termination will return to the other parties, respectively, any and all copies, in whatever form or medium, of any material disclosing any of the other parties' trade secrets or confidential information as described above.

11. ASSIGNMENT. The parties to this Agreement may not assign, either wholly or partially, this Agreement or any of the benefits accrued or to accrue under it, or subcontract their interests or obligations under this Agreement, without the written approval of all parties.

12. AMENDMENT OF AGREEMENT. Company and Distributor reserve the right to amend this Agreement at any time, but no amendment shall be effective until approved in writing by MGA and MGA's Broker, subject to the provisions of Section 5.6, "Reservation of Rights," and Section 11, "Assignment," herein. MGA and MGA's Broker hereby consent to amendment of Exhibit A to remove a General Agent upon Company's receipt of a written request of an authorized representative of a General Agent for termination of that General Agent's status under this Agreement.

13.  MISCELLANEOUS.

     13.1 Applicable Law. This Agreement shall be governed by and interpreted under the laws of the State of Minnesota.

         13.2 Severability. Should any part of this Agreement be declared invalid, the remainder of this Agreement shall remain in full force and effect as if the Agreement had originally been executed without the invalid provisions.

         13.3 Notice. Any notice hereunder shall be in writing and shall be deemed to have been duly given if sent by certified or registered mail, postage prepaid, or via a national courier service with the capacity to track its shipments, to the following addresses:

         If to Company:                                       If to Distributor:
         American Centurion Life Assurance Company            American Express Financial Advisors Inc.
         80 South 8th Street                                  80 South 8th Street
         Minneapolis, MN  55440                               Minneapolis, MN  55440
         Attn:  Compliance Officer (Unit 1818)                Attn:  Compliance Officer (Unit 1818)

         If to MGA:                                           If to MGA's Broker:
         Securities America, Inc.                             Securities America, Inc.
         7100 West Center Road                                7100 West Center Road
         Suite 500                                            Suite 500
         Omaha, NE  68106                                     Omaha, NE  68106
         Attn:  Tom Cross, President of                       Attn:  Tom Cross, President of
           Insurance Operations                               Insurance Operations

         13.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the provisions of this Agreement limiting assignment.

          13.5 Headings. The headings in this Agreement are for convenience only and are not intended to have any legal effect.

         13.6 Defined Terms. The terms defined in this Agreement are to be interpreted in accordance with this Agreement. Such defined terms are not intended to conform to specific statutory definitions of any state.

         13.7 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the parties or any official representatives thereof. As of the Effective Date, except as set forth on Exhibit A, any and all prior consents by Company to any entity or individual acting as an MGA or General Agent are withdrawn.

         13.8 Survival. All terms and conditions of Section 6, "Indemnification"; Section 8.3, "Post Termination Limitations"; and Section 10, "Confidentiality"; will survive termination of this Agreement.

         13.9 No Waiver. No failure to enforce, nor any breach of any term or condition of this Agreement shall operate as a waiver of such term or condition, or of any other term or condition, nor constitute nor be deemed a waiver or release of any other rights at law or in equity, or of claims which any party may have against any other party for anything arising out of, connected with, or based upon this Agreement. Any waiver, including a waiver of this Section, must be in writing and signed by the parties hereto.

IN WITNESS WHEREOF the parties hereto, intending to be legally bound, have caused this Agreement to be executed by their duly authorized officers.

American Enterprise Life Insurance Company            Securities America, Inc.
Company                                               Master General Agent and
                                                      MGA's Broker


By:                                                   By:

Title:                                                Title:

Date:                                                 Date:

American Express Financial Advisors Inc.
Distributor

By:

Title:

Date:

                                 EXHIBIT A
           Master General Agent: Products, Territory and Commissions

This Exhibit is intended to summarize the contents of Exhibit A and its Addenda, and of the various Exhibits identifying the Affiliates and/or General Agents, as they are added to the arrangements with Securities America, Inc. ("Master General Agent"), Securities America, Inc. ("MGA's Broker"), Company and Distributor under this Agreement.

If any discrepancy is found between this Exhibit and any agreements with General Agents, the individual agreements will prevail over this Exhibit.

-------------------------------------- ------------------------------ ---------------------------- ---------------------------------
    Master General Agent (MGA) or         Remittance of Premiums               Territory        Products & Commission Split: MGA/GA
      Affiliate, & MGA's Broker             (see Paragraph 4.6)                                 (See MGA Exhibit A addenda for
                                                                                                 specific breakdowns based on ages)
-------------------------------------- ------------------------------ ---------------------------- ---------------------------------
-------------------------------------- ------------------------------ ---------------------------- --------------------------------

       Securities America, Inc.                 Gross Sweep             AZ. CA, CO, FL, IL, MI,  Personal Portfolio Plus: Option I.
 (MGA's Broker: Securities America,                                          TN, WI only.                    See Addendum A
  INC.)
                                                                                                    Personal Portfolio Plus 2
                                                                                                 Product redesign effective July 1,
                                                                                                        1999. See Addendum B.

                                                                                                    Personal Portfolio Plus 2
                                                                                             Temporary commission increase, July 23,
                                                                                              1999 through December 31, 1999. See
                                                                                                       Addendum C.
-------------------------------------- ------------------------------ ---------------------------- --------------------------------

Securities America Insurance Agency,            Gross Sweep                    TX only.      Personal Portfolio Plus: Option I.
                                                                                                         See Addendum A
                Inc.
                                                                                                    Personal Portfolio Plus 2
                                                                                            Product redesign effective July 1, 1999.
                                                                                                         See Addendum B.

                                                                                                 Personal Portfolio Plus 2
                                                                                        Temporary commission increase, July 23, 1999
                                                                                         through December 31, 1999. See Addendum C.
-------------------------------------- ------------------------------ ---------------------------- --------------------------------

American Enterprise Life Insurance Company                             Securities America, Inc.
Company                                                                Master General Agent and MGA's Broker

By:                                                                    By:

Title:                                                                 Title:

Date:                                                                  Date:


                                         (Signatures continued on next page.)

                              EXHIBIT A
         Master General Agent: Products, Territory and Commissions




American Express Financial Advisors Inc.
Distributor
By:

Title:

Date:


Last Revision Date:  July 22, 1999       Effective Revision Date:  July 23, 1999
Purpose of Last Revision: Temporary commission increase effective July 23, 1999 lapses on December 31, 1999. Florida and Wisconsin have been added to your selling Territory.

                      Addendum A: Schedule of Commissions

Addendum to the Master General Agent Agreement for Variable Annuity Sales between American Enterprise Life Insurance Company ("Company") and the American Express Financial Advisors Inc. ("Distributor") and Securities America, Inc. ("Master General Agent") and Securities America, Inc. ("Master General Agent's Broker") dated June 1, 1998 ("Agreement"). This Addendum is effective June 1, 1998. The Products to be offered through the Master General Agent are Flexible Premium Variable Annuities (AEL Personal Portfolio Plus) and they are to be offered only in the Territories shown on Exhibit A.

This Addendum shows the three options for compensation available to this Master General Agent and Master General Agent's Broker.

COMMISSION
----------------------- --------------------- -------------------- ---------------------
AGE                     OPTION I              OPTION II            OPTION III
Up to 75                6.0%                  5.0%                 5.0%
----------------------- --------------------- -------------------- ---------------------
----------------------- --------------------- -------------------- ---------------------
76-85                   3.0%                  2.5%                 2.5%
----------------------- --------------------- -------------------- ---------------------

SUPPLEMENTAL TRAIL COMMISSION (Applicable to Options II and III only)
------------------------------------ ------------- ----------------------------- ----------------------------
                                       OPTION I             OPTION II                    OPTION III
                                     ------------- ----------------------------- ----------------------------
                                     ------------- -------------- -------------- -------------- --------------
                                                       QTRLY         ANNUAL          QTRLY         ANNUAL
------------------------------------
                                     ------------- -------------- -------------- -------------- --------------
   Trail rate where contract in          N/A          3.75bp          15bp           2.5bp          10bp
      surrender charge period
------------------------------------ ------------- -------------- -------------- -------------- --------------
------------------------------------ ------------- -------------- -------------- -------------- --------------
 Trail rate where contract outside       N/A          8.75bp          35bp          12.5bp          50bp
      surrender charge period
------------------------------------ ------------- -------------- -------------- -------------- --------------

     The Master  General Agent selects Option  ________________________  (Choose
     only  one   option.   This  same   option   will   apply  to  any  and  all
     ------------------------- Affiliates.)


CHARGEBACK: In the event of the surrender of an annuity within twelve months of the issue date, there will be a chargeback of commissions paid with respect to premium received in accordance with the following schedule. The chargeback schedule applies separately to each payment upon cancellation or withdrawal.
                        Time Elapsed Since Payment Date Commission Chargeback

                           0-6 months                                       100%
                           7-18 months                                       50%
                           Thereafter                                         0%

The chargeback will be waived in the event of the death of the annuitant or owner.

Agreed to on  ______________________, 1998.

American Enterprise Life Insurance Company           Securities America, Inc.
Company                                              Master General Agent and
                                                     Master General Agent's
                                                     Broker

By:                                                           By:

Title:                                                        Title:

Date:                                                         Date:

            Addendum B to Exhibit A: Products, Territory and Commissions

Addendum to Exhibit A of the Master General Agent Agreement between American Enterprise Life Insurance Company ("Company"), American Express Financial Advisors Inc. ("Distributor"), Securities America, Inc. ("Master General Agent") and Securities America, Inc. (the broker-dealer for Master General Agent; for purposes of this Agreement, "Master General Agent's Broker") dated June 1, 1998. This Addendum is effective July 1, 1999. The Products to be offered through the Master General Agent are Flexible Premium Variable Annuities (AEL Personal Portfolio Plus2), and they are to be offered only in the Territory shown in Exhibit A.

COMMISSION:
The commission payable for contracts described in this Addendum will be as follows:

(a) 6.00% of all premiums for issue ages of both owner and annuitant not exceeding 80 (qualified and non-qualified).

(b) 3.00% of all premiums for issue ages of either owner or annuitant of 81-85, but neither may exceed 85 (qualified and non-qualified).

(c) No commission is payable for contracts described in this Addendum where the age of the annuitant or owner exceeds age 85. No commission will be paid on sales outside the Territory. No commission will be paid on the sale of an annuity under this Agreement if that sale involves replacement of an asset or investment issued by Company or by any other insurance company owned or controlled by American Express Company.

In all cases, the amount of commission shown above is the total commission available for distribution from Company, whether under this Agreement or under any other agreement between or among Company, Master General Agent, and any other parties.

CHARGEBACK:
In the event of the surrender of an annuity, there will be a chargeback of all commissions paid with respect to premium received in accordance with the following schedule.

         ISSUE AGES TO 75:

         Time Elapsed Since Payment Date                   Commission Chargeback

                  0-3 months                                                100%
                  4-6 months                                                 50%
                  Thereafter                                                  0%


         ISSUE AGES 76-80:

         Time Elapsed Since Payment Date                   Commission Chargeback

                  0-6 months                                                100%
                  7-12 months                                                50%
                  Thereafter                                                  0%


         ISSUE AGES 81-85:

         Time Elapsed Since Payment Date                   Commission Chargeback

                  0-3 months                                                100%
                  4-6 months                                                 50%
                  Thereafter                                                  0%

                 Addendum B to Exhibit A: Products, Territory and Commissions
                                                              (continued)



The  chargeback  will be waived in the  event of the death of the  annuitant  or
owner.   The  chargeback   schedules  apply  separately  to  each  payment  upon
cancellation or withdrawal.





Agreed to on                                     , 1999.

American Enterprise Life Insurance Company             Securities America, Inc.
Company                                                Master General Agent and
                                                       MGA's Broker


By:  ________________________________                  By:  ___________________

Title:  _______________________________               Title:   ________________


American Express Financial Advisors Inc.
Company


By:  ________________________________

Title:  _______________________________

                                             Addendum C to Exhibit A:
                                       Products, Territory and Commissions

     Addendum to Exhibit A of the Master General Agent Agreement between American Enterprise Life Insurance Company ("Company"), American Express Financial Advisors Inc. ("Distributor"), Securities America, Inc. ("Master General Agent") and Securities America, Inc. (the broker-dealer for Master General Agent; for purposes of this Agreement, "Master General Agent's Broker") dated June 1, 1998. This Addendum is effective July 23, 1999. This Addendum lapses on December 31, 1999.

The Products to be offered through the Master General Agent are Flexible Premium Variable Annuities (AEL Personal Portfolio Plus2), and they are to be offered only in the Territory shown in Exhibit A.

COMMISSION:
The commission payable for contracts described in this Addendum will be as follows:

         (a) 6.50% of all premiums for issue ages of both owner and annuitant not exceeding 80 (qualified and non-qualified).

         (b) 3.25% of all premiums for issue ages of either owner or annuitant of 81-85, but neither may exceed 85 (qualified and non-qualified).

         (c) No commission is payable for contracts described in this Addendum where the age of the annuitant or owner exceeds age 85. No commission will be paid on sales outside the Territory. No commission will be paid on the sale of an annuity under this Agreement if that sale involves replacement of an asset or investment issued by Company or by any other insurance company owned or controlled by American Express Company.

In all cases, the amount of commission shown above is the total commission available for distribution from Company, whether under this Agreement or under any other agreement between or among Company, Master General Agent, any General Agent, and any other parties.

CHARGEBACK:
In the event of the surrender of an annuity within six months of the issue date, there will be a chargeback of all commissions paid with respect to premium received in accordance with the following schedule.

         ISSUE AGES TO 75:

         Time Elapsed Since Payment Date             Commission Chargeback

                  0-3 months                                       100%
                  4-6 months                                        50%
                  Thereafter                                         0%


         ISSUE AGES 76-80:

         Time Elapsed Since Payment Date             Commission Chargeback

                  0-6 months                                          100%
                  7-12 months                                          50%
                  Thereafter                                            0%


         ISSUE AGES 81-85:

         Time Elapsed Since Payment Date             Commission Chargeback

                  0-3 months                                           100%
                  4-6 months                                            50%
                  Thereafter                                             0%

                                           Addendum C to Exhibit A:
                                      Products, Territory and Commissions
                                                             (continued)



The  chargeback  will be waived in the  event of the death of the  annuitant  or
owner.   The  chargeback   schedules  apply  separately  to  each  payment  upon
cancellation or withdrawal.



Agreed to on                                     , 1999.



American Enterprise Life Insurance Company            Securities America, Inc.
Company                                               Master General Agent and
                                                      MGA's Broker


By:                                                   By:

Title:                                                Title:


American Express Financial Advisors Inc.
MGA's Broker


By:

Title:  ______________________________________

                                              EXHIBIT B
                                Affiliate Participation Agreement

Securities America Insurance Agency, Inc. ("Affiliate") agrees to act as an Affiliate of Securities America, Inc. ("MGA") and American Enterprise Life Insurance Company ("Company") in the following states for the following annuity products issued by Company, in accordance with the terms and conditions of the Agreement between MGA and MGA's Broker and Company and Distributor dated June 1, 1998 ("Agreement"), incorporated herein by this reference, as it may be amended from time to time.

TERRITORY:  Texas

PRODUCTS:  Personal Portfolio Plus

Affiliate acknowledges, warrants, covenants and agrees that:

         1. All terms used herein shall have the definitions used in the Agreement.

         2. Affiliate assumes all of the duties and responsibilities of MGA under the Agreement except: (a) Affiliate may not appoint other Affiliates; and (b) Affiliate's rights, duties and responsibilities shall only extend to the Territory and Products listed above.

         3. Affiliate and MGA are jointly and severally liable for the performance of MGA's duties and responsibilities under the Agreement with respect to the activities of each other and the General Agents and Producers in the Territory shown above.

         4. Affiliate warrants that it has the licenses required to sell annuities and perform the duties and responsibilities of MGA in the Territory shown above.

         5. MGA, by this appointment, agrees that it will forward to Affiliate any notices from Company which affect Affiliate. Affiliate agrees that notice from Company to MGA is valid and effective notice to it.

         6.       Company  and  MGA  appoint   Affiliate,   as  defined  in  the
                  Agreement, in the Territory and for the Products listed above. Affiliate accepts such appointment.

         7. All other provisions of the Agreement will apply to and govern Affiliate's activities pursuant to this Agreement, including, but not limited to the provisions concerning amendments to this Agreement.

         8.       This  Affiliate  Participation  Agreement may be terminated in
                  accordance  with  the   termination   provision  of  the  main
                  Agreement.

IN WITNESS WHEREOF Affiliate and MGA have signed this Affiliate Participation Agreement as of ___________________________, 1998.


Securities America Insurance Agency, Inc.   Securities America, Inc.
Affiliate                                   Master General Agent

By:                                         By:

Title:                                      Title:
Send complete form to:

American Enterprise Life Insurance Company
80 South 8th Street
Minneapolis, MN  55402
Attn:  Contract Manager
       T8 / Unit 1818

Accepted and appointment of Affiliate made on

By:                                                 .

For American Enterprise Life Insurance Company

          Addendum A to Exhibit A: Products, Territory and Commissions

Addendum to Exhibit A of the Master General Agent Agreement between American Enterprise Life Insurance Company ("Company"), American Express Financial Advisors Inc. ("Distributor"), Securities America, Inc. ("Master General Agent"), and Securities America, Inc. ("MGA's Broker") dated Effective_Date. This Addendum is effective Addendum_Effective_d.

The Products to be offered through Master General Agent are Flexible Premium Variable Annuities (AEL Signature Variable Annuity), and they are to be offered only in the Territory shown in Exhibit A.

COMMISSION:
The commission payable for a given contract described in this Addendum will be paid according to one of the following tables. For each separate annuity contract sold, one of the following three options can be selected. During the life of each such contract, the selected option cannot be changed. If no election is shown on the application when it is submitted to Company, commission will be paid according to Option B.

OPTION A:

--------------------------------------- -------------------------------
  Age of Older of Annuitant or Owner     Per Cent of Premium Payable
                                                   at Sale

--------------------------------------- -------------------------------
--------------------------------------- -------------------------------
             Ages 0 - 75                            6.25%
--------------------------------------- -------------------------------
--------------------------------------- -------------------------------
             Ages 76 - 80                           4.75%
--------------------------------------- -------------------------------
--------------------------------------- -------------------------------
             Ages 81 - 90                           3.25%
--------------------------------------- -------------------------------

              OPTION B:

-------------------------------- --------------------------- ---------------------------------------
                                                                 Supplemental Trail Commission:
 Age of Older of Annuitant or       Per Cent of Premium                  (Annual rate;
             Owner                    Payable at Sale          payable quarterly at 1/4 of value
                                                                             shown)
-------------------------------- --------------------------- ---------------------------------------
-------------------------------- --------------------------- ---------------------------------------
          Ages 0 - 75                      5.25%                        25 basis points
-------------------------------- --------------------------- ---------------------------------------
-------------------------------- --------------------------- ---------------------------------------
         Ages 76 - 80                      4.00%                        25 basis points
-------------------------------- --------------------------- ---------------------------------------
-------------------------------- --------------------------- ---------------------------------------
         Ages 81 - 90                      2.75%                        25 basis points
-------------------------------- --------------------------- ---------------------------------------


OPTION C:

------------------------------ ------------------------ ----------------------------------- -----------------------------
                                                                Supplemental Trail               Supplemental Trail
Age of Older of Annuitant or     Per Cent of Premium          Commission: Years 2-7.           Commission: Years 8 +.
            Owner                  Payable at Sale                (Annual rate;                    (Annual rate;
                                                        payable quarterly at 1/4 of value   payable quarterly at 1/4 of
                                                                      shown)                        value shown)
------------------------------ ------------------------ ----------------------------------- -----------------------------
------------------------------ ------------------------ ----------------------------------- -----------------------------
         Ages 0 - 75                    4.25%                    25 basis points                  75 basis points
------------------------------ ------------------------ ----------------------------------- -----------------------------
------------------------------ ------------------------ ----------------------------------- -----------------------------
        Ages 76 - 80                    3.25%                    25 basis points                  75 basis points
------------------------------ ------------------------ ----------------------------------- -----------------------------
------------------------------ ------------------------ ----------------------------------- -----------------------------
        Ages 81 - 90                    2.25%                    25 basis points                  75 basis points
------------------------------ ------------------------ ----------------------------------- -----------------------------

Conditions of payment of the Supplemental Trail Commission are attached hereto. In no event will Supplemental Trail Commission be paid on a contract less than one year old.

No commission will be paid on sales outside the states shown in the Territory on Exhibit A. No commission will be paid on the sale of an annuity under this Agreement if that sale involves replacement of an asset or investment issued by Company or by any other insurance company owned or controlled by American Express Company. In all cases, the amount of commission described above is the total compensation available for distribution from Company, or any of its subsidiaries, affiliates, or other related entities owned or controlled by American Express Company, whether under this Agreement or under any other agreement between or among Company, Master General Agent, or any other party. See Addendum B, below, for details of payment of Supplemental Trail Commission.



CHARGEBACK:
In the event of the surrender of an annuity within six months of the payment date, there will be a charge- back of commissions paid with respect to premiums received in accordance with the following schedule:

              Time Elapsed Since Payment Date Commission Chargeback

            0-3 months                                           100%
            Over 3 months to 6 months                             50%
            Over 6 months                                          0%

Chargebacks will be assessed in their entirety against Master General Agent. The chargeback will be waived in the events of death of an annuitant or owner, or in case of annuitization or partial withdrawal. The chargeback schedule applies separately to each payment upon cancellation or withdrawal. The chargeback schedule applies during the free look period, or for any full withdrawal.

Agreed to on                                    , 199__.

American Enterprise Life Insurance Company            SAI Insurance Agency, Inc.
Company                                               Master General Agent

By:                                                   By:

Title:                                                Title:

American Express Financial Advisors Inc.               SAI Securities, Inc.
Distributor                                            Broker-Dealer


By:                                                    By:

Title:                                                 Title:

                                  ADDENDUM B TO
                                SELLING AGREEMENT

by and between American Enterprise Life Insurance Company ("Company"), American Express Service Corporation (Distributor), SAI Insurance Agency, Inc. ("Master General Agent") and SAI Securities, Inc. ("MGA's Broker") dated ___________, 1999. This Addendum is effective ________________, 1999.

Supplemental Trail Commission:

1. In addition to the compensation shown in other Addenda to this Agreement, Company agrees to pay to Master General Agent a Supplemental Trail Commission as shown in #2, below, subject to all the conditions in #3 below.

2. Payment. At the end of each calendar quarter, Company shall calculate and pay the Supplemental Trail Commission as follows:

                  Supplemental Trail Compensation = Eligible Value x Annual Rate
                                                                       4
Where:

         A. Annual Rate of the Supplemental Trail Commission as shown in one of the Compensation Options tables appended here:

              OPTION B:

-------------------------------- --------------------------- ---------------------------------------
                                                                 Supplemental Trail Commission:
 Age of Older of Annuitant or       Per Cent of Premium                  (Annual rate;
             Owner                    Payable at Sale          payable quarterly at 1/4 of value
                                                                             shown)
-------------------------------- --------------------------- ---------------------------------------
-------------------------------- --------------------------- ---------------------------------------
          Ages 0 - 75                      5.25%                        25 basis points
-------------------------------- --------------------------- ---------------------------------------
-------------------------------- --------------------------- ---------------------------------------
         Ages 76 - 80                      4.00%                        25 basis points
-------------------------------- --------------------------- ---------------------------------------
-------------------------------- --------------------------- ---------------------------------------
         Ages 81 - 90                      2.75%                        25 basis points
-------------------------------- --------------------------- ---------------------------------------

OPTION C:

------------------------------ ------------------------ ----------------------------------- -----------------------------
                                                                Supplemental Trail               Supplemental Trail
Age of Older of Annuitant or     Per Cent of Premium          Commission: Years 2-7.           Commission: Years 8 +.
            Owner                  Payable at Sale                (Annual rate;                    (Annual rate;
                                                        payable quarterly at 1/4 of value   payable quarterly at 1/4 of
                                                                      shown)                        value shown)
------------------------------ ------------------------ ----------------------------------- -----------------------------
------------------------------ ------------------------ ----------------------------------- -----------------------------
         Ages 0 - 75                    4.25%                    25 basis points                  75 basis points
------------------------------ ------------------------ ----------------------------------- -----------------------------
------------------------------ ------------------------ ----------------------------------- -----------------------------
        Ages 76 - 80                    3.25%                    25 basis points                  75 basis points
------------------------------ ------------------------ ----------------------------------- -----------------------------
------------------------------ ------------------------ ----------------------------------- -----------------------------
        Ages 81 - 90                    2.25%                    25 basis points                  75 basis points
------------------------------ ------------------------ ----------------------------------- -----------------------------

         B. Eligible Contracts means contracts sold to customers under this Agreement, which have reached their first contract anniversary as of the calendar quarter end.

         C. Eligible Value means accumulation value (including earnings accrued), as of the quarter end for which the Supplemental Trail Commission is being calculated, of all Eligible Contracts for which Option B or C, above, has been selected. Each option's trail will be calculated separately. Trail checks will be made payable to the Master General Agent, and will be sent directly to Master General Agent for distribution.

3.  Conditions of Payment:

         A. Payment for each quarter's Supplemental Trail Commission shall be final, and no credits or additions or adjustments shall be made to it. Each quarter is evaluated independently. Chargebacks will be accounted for in the quarter in which the contract is returned to the Company.

         B. Company will supply supporting information for the calculation, along with payment, to Master General Agent within 45 business days of the end of each calendar quarter.

         C. The Supplemental Trail Commission does not apply to sales outside the Territory or to sales which are otherwise excluded from normal commission payments under Exhibit A and/or any other Addenda to this Agreement (e.g., unlicensed sales, sales for which Master General Agent could not otherwise be compensated, etc.).

         D. In the event that notice of termination of this entire Agreement is given by any party hereto, the obligation to pay the Supplemental Trail Commission will survive for three years from the effective date of such termination. No Supplemental Trail Commission will be payable for the quarter in which that third anniversary of termination occurs, or thereafter.

         E. Subject to Condition D above, Supplemental Trail Commission will be paid to the Master General Agent for as long as each Eligible Contract continues to remain an Eligible Contract as herein defined, and for as long as the Master General Agent continues to be licensed as an insurance agency and appointed with Company.

         F. The obligation to pay Supplemental Trail Commission runs from Company to Master General Agent only. All distribution of Supplemental Trail Commission is the Master General Agent's responsibility. No claim made by or on behalf of any individual representative for Supplemental Trail Commission will be honored by Company, and no expense, including (without limitation) attorney fees, that an Master General Agent or a representative may incur to determine the individual representative's entitlement to Supplemental Trail Commission, will be absorbed by or reimbursed by Company.

         G. In all cases, the amount of commission described above is the total compensation available for distribution from Company, or any of its subsidiaries, affiliates, or other related entities owned or controlled by American Express Company, whether under this Agreement or under any other agreement between or among Company, Master General Agent, or any other party. See Addendum A, above, for details of payment of commission at time of sale.

CHARGEBACK:
In the event of the surrender of an annuity within six months of the issue date, there will be a chargeback of all commissions paid with respect to premium received in accordance with the following schedule.

         Time Elapsed Since Payment Date             Commission Chargeback

                  0-3 months                                                100%
                  4-6 months                                                 50%
                  Thereafter                                                  0%

Chargebacks will be assessed in their entirety against Master General Agent. The chargeback will be waived in the events of death of an annuitant or owner, or in case of annuitization or partial withdrawal. The chargeback schedule applies separately to each payment upon cancellation or withdrawal. The chargeback schedule applies during the free look period, or for any full withdrawal.

Agreed to on                                     , 1999.

American Enterprise Life Insurance Company        SAI Insurance Agency, Inc.
Company                                           Master General Agent


By:                                               By:

Title:                                            Title:


American Express Financial Advisors Inc.          SAI Securities, Inc.
Distributor                                       MGA's Broker


By:                                               By:



Title:                                            Title: